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                                                                    EXHIBIT 23.1

[PricewaterhouseCoopers Letterhead]

                                                      PricewaterhouseCoopers LLP
                                                      PO Box 363566
                                                      San Juan PR 00936-3566
                                                      Telephone (787) 754-9090
                                                      Facsimile (787) 766-1094


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-73242) of Popular, Inc. of our report dated February 21, 2002 relating to the financial statements, which appears on page 32 of the 2001 Financial Review and Supplementary Information to Stockholders of Popular, Inc., which is incorporated by reference in Popular, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP


San Juan, Puerto Rico

March 21, 2002